Exhibit 99.1
PREIT / 1

CONTACT: AT THE COMPANY
Robert McCadden
EVP & CFO
(215) 875-0735

Heather Crowell
SVP, Corporate Communications and Investor Relations
(215) 454-1241
heather.crowell@preit.com

PREIT Reports First Quarter 2017 Results

Most robust quarter of new leasing activity in a decade
New leases executed for 725,000 square feet of space with future opening dates
Portfolio sales grew to $465 per square foot
Executed 4 new Anchor leases
Completed disposition of Beaver Valley and Crossroads Malls

Philadelphia, PA, April 25, 2017 - PREIT (NYSE: PEI) today reported results for the quarter ended March 31, 2017. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located in the tables accompanying this release.

	Quarter Ended March 31,
(per share amounts)	2017	2016
Net loss per share - basic and diluted	$ (0.10)	$ (0.03)
FFO	$ 0.35	$ 0.42
FFO, as adjusted	$ 0.35	$ 0.43
FFO from assets sold in 2016 and 2017	--	(0.07)
FFO, as adjusted for assets sold	$ 0.35	$ 0.36

•	Same Store NOI was flat compared to prior year, in line with management expectations, resulting from the impact of department store closures and in line tenant bankruptcies, as anticipated.

•	Sales per square foot reached $465, an increase over the prior year.

•	Non-anchor leased space for malls was 92.1%, 160 basis points over quarter end physical occupancy.

•	Average renewal spreads for tenants under 10,000 square feet were 6.0%.

•	Executed leases for future occupancy of 725,000 square feet, a 34% increase over March 31, 2016.

•	Completed the dispositions of Beaver Valley and Crossroads Malls.

•
Anchor leases executed include: DICK’s Sporting Goods at Capital City Mall (replacing Sears), Burlington at Magnolia Mall (replacing Sears), Von Maur at Woodland Mall (replacing Sears), Herberger’s at Valley View Mall (replacing Macy’s).

•	LEGOLAND Discovery Center opened its only location in the Philadelphia metro region at Plymouth Meeting Mall.

•	All material debt maturities have been satisfied until March 2018.

Exhibit 99.1
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•	Bank Leverage as of March 31, 2017 was reduced to 48.2%

"Our strategy is grounded in our commitment to the long-term value of our rapidly-evolving business. Our quarterly results reflect the short-term impact of underperforming tenants and are in-line with our expectations,” said Joseph F. Coradino, Chief Executive Officer. “Our accomplishments lay the foundation for PREIT to take its place as a top-tier mall REIT. We have secured commitments for exciting new anchors to replace nearly all of our available department store locations and have had two consecutive quarters of record-setting new deal productivity. The portfolio is well positioned for the future and our sales goal of $525 per square foot is within reach.”

Primary Factors Affecting Financial Results for the Quarters Ended March 31, 2017 and March 31, 2016:

•
Net loss attributable to PREIT common shareholders was $6.6 million, or $0.10 per basic and diluted share, compared to net loss attributable to PREIT common shareholders of $2.2 million, or $0.03 per basic and diluted share for the quarter ended March 31, 2016. The 2016 period included $2.0 million of gains on sales of interests in real estate.

•	Same Store NOI remained flat at $59.1 million.

•	Q1 2017 Same Store NOI was negatively impacted by $1.5 million related to in-line bankruptcies and $0.3 million related to co-tenancy provisions being triggered by anchor closures.

•	Non Same Store NOI decreased $6.9 million primarily due to properties sold in 2017 and 2016.

•
FFO, as adjusted, for the quarter was $0.35 per share and OP Unit, compared to $0.43 per share and OP Unit in the prior year. Net dilution from assets sold in 2017 and 2016 was approximately $0.07 per share.

•
Interest expense decreased by $4.0 million primarily due to a decrease in our average debt balance and lower average interest rates.  The average debt balance was reduced due to the application of cash proceeds from property sales and our 2017 Series C Preferred Share Issuance. Dividends paid to preferred shareholders increased by $1.7 million.

All amounts referenced as primary factors affecting financial results above include PREIT’s proportionate share of partnership revenues and expenses.

Asset Dispositions
In January 2017, the Company completed the sales of its two remaining non-core malls, Beaver Valley and Crossroads Malls, for a combined purchase price of $49.0 million.

Financing Activity
In January 2017, we issued 6,900,000 7.20% Series C Cumulative Redeemable Perpetual Preferred Shares in a public offering at $25.00 per share. We received net proceeds from the offering of approximately $166.3 million after deducting payment of the underwriting discount of $5.4 million ($0.7875 per Series C Preferred Share) and offering expenses of $0.7 million. We used a portion of the net proceeds from this offering to repay all $117.0 million of then-outstanding borrowings under the 2013 Revolving Facility.

In March 2017, we repaid a $150.6 million mortgage loan including accrued interest secured by The Mall at Prince Georges in Hyattsville, Maryland using $110.0 million from our 2013 Revolving Facility and the balance from available working capital.

Retail Operations
The following tables set forth information regarding sales per square foot and occupancy in the Company’s mall portfolio, including unconsolidated properties:

Exhibit 99.1
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A reconciliation of portfolio sales per square foot (1) can be found below:

Comp store sales for the year ended March 31, 2016	$460
Organic sales growth	(3)
Impact of asset sales	8
Comp store sales for the year ended March 31, 2017	$465

A view of more recent portfolio sales per square foot (1) can be found below: Comp store sales for the year ended December 31, 2016	$457
Organic sales growth	1
Impact of asset sales	7
Comp store sales for the year ended March 31, 2017	$465

(1) Based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months excluding Springfield Town Center which is 12 months.

	Leased as of	Occupancy as of:
	March 31, 2017	March 31, 2017	March 31, 2016
Same Store Malls:
Total including anchors(1)(2)	94.8%	92.9%	93.8%
Total excluding anchors(1)(2)	92.1%	90.5%	90.6%
Portfolio Total Occupancy:
Total including anchors(1)(2)	94.7%	92.9%	93.9%
Total excluding anchors(1)(2)	92.3%	90.8%	91.3%
(1) Includes both consolidated and unconsolidated properties.
(2) We own a 25% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership.

2017 Outlook
The Company is reaffirming its February 23, 2017 FFO guidance and revising its estimate of GAAP earnings to give effect to higher depreciation expense. FFO for the year ending December 31, 2017 is expected be between $1.64 and $1.74 per diluted share, while net loss is expected to be between $(0.15) and ($0.05). A reconciliation between GAAP net loss and FFO is as follows:

Estimates Per Diluted Share	Lower End	Upper End
Net loss attributable to PREIT common shareholders	$(0.15)	$(0.05)
Depreciation and amortization (includes the Company’s proportionate share of unconsolidated properties), non-controlling interest and other adjustments	1.79	1.79
FFO	$1.64	$1.74

Exhibit 99.1
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Our 2017 guidance is based on our current assumptions and expectations about market conditions, our projections regarding occupancy, retail sales and rental rates, and planned capital spending. Our guidance is forward-looking, and is subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements.

Conference Call Information
Management has scheduled a conference call for 11:00 a.m. Eastern Time on Wednesday,
April 26, 2017, to review the Company’s results and future outlook. To listen to the call, please dial 1-877-201-0168 (domestic toll free), or 1-647-788-4901 (international), and request to join the PREIT call, Conference ID 84709163, at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website. For best results when listening to the webcast, the Company recommends using Flash Player.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT
PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages quality properties in compelling markets.  PREIT’s 23 million square feet of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in the eastern U.S. with concentrations in the mid-Atlantic’s top MSAs.   Since 2012, the company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. Additional information is available at www.preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Definitions of Non-GAAP Measures

Funds From Operations

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding gains and losses on sales of operating properties, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures to reflect funds from operations on the same basis. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate, which are included in the determination of net income in accordance with

Exhibit 99.1
PREIT / 5

GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

We also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three months ended March 31, 2017 and 2016, respectively, to show the effect of such items as provision for employee separation expense and loss on hedge ineffectiveness, which had a significant effect on our results of operations, but are not, in our opinion, indicative of our operating performance. We also present FFO on a further adjusted basis to isolate the impact on FFO caused by property dispositions.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense and loss on hedge ineffectiveness.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our share of revenue and operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net income is the most directly comparable GAAP measurement to NOI.

NOI excludes other income, general and administrative expenses, provision for employee separation expenses, interest expense, depreciation and amortization, gains on sale of interest in non operating real estate, gain on sale interest in real estate, impairment of assets, project costs and other expenses.

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired or disposed of or under redevelopment during the periods presented. Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Financial Information of our Unconsolidated Properties

The non-GAAP financial measures of FFO and NOI presented in this press release incorporate financial information attributable to our share of unconsolidated properties. This proportionate financial information is also non-GAAP financial information, but we believe that it is helpful information because it reflects the

Exhibit 99.1
PREIT / 6

proportionate contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, earnings from these unconsolidated partnerships are recorded in our statements of operations prepared in accordance with GAAP under the caption entitled “Equity in income of partnerships.”

To derive the proportionate financial information from our unconsolidated properties, we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 25% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-proportionate allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rate share of the revenue and expenses of our unconsolidated partnerships, we do not have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. Accordingly, NOI and FFO results based on our share of the results of unconsolidated partnerships do not represent cash generated from our investments in these partnerships.

Forward Looking Statements

This press release, together with other statements and information publicly disseminated by us, contain certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. When used, the words “anticipate,” “believe,” “estimate,” “target,” “goal,” ”expect,” “intend,” “may,” “plan,” “project,” “result,” “should,” “will,” and similar expressions, which do not relate solely to historical matters, are intended to identify  forward looking statements.  We caution investors that any forward looking statements presented in this presentation and the documents that we may incorporate by reference into this document are based on management’s beliefs and assumptions made by, and currently available to management. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: changes in the retail and real estate industries, including consolidation and store closings, particularly among anchor tenants; our ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years;  increases in operating costs that cannot be passed on to tenants; current economic conditions and the state of employment growth and consumer confidence and spending, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on our cash flows, and the value and potential impairment of our properties; the effects of online shopping and other uses of technology on our retail tenants;  risks related to our development and redevelopment activities; acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; our ability to identify and execute on suitable acquisition opportunities and to integrate acquired properties into our portfolio; our partnerships and joint ventures with third parties to acquire or develop properties; concentration of our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; changes to our corporate management team and any resulting modifications to our business strategies; our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek; potential losses on impairment of certain long-lived assets, such as real estate, or of intangible assets, such as goodwill, including such losses that we might be required to record in connection with any dispositions of assets; our substantial debt and liquidation preference of our preferred shares and our high leverage ratio; constraining leverage, unencumbered debt yield, interest and tangible net worth covenants under our principal credit agreements; our ability to refinance our existing indebtedness when

Exhibit 99.1
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it matures, on favorable terms or at all; our ability to raise capital, including through joint ventures or other partnerships, through sales of properties or interests in properties, through the issuance of equity or equity-related securities if market conditions are favorable, or through other actions; our short- and long-term liquidity position; potential dilution from any capital raising transactions or other equity issuances; and general economic, financial and political conditions, including credit and capital market conditions, changes in interest rates or unemployment.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2016 in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

** Quarterly supplemental financial and operating **
** information will be available on www.preit.com **

PREIT / 8             Pennsylvania Real Estate Investment Trust
Selected Financial Data

STATEMENTS OF OPERATIONS (Unaudited)	Quarter Ended
(In thousands, except per share amounts)	March 31, 2017	March 31, 2016

REVENUE:
Real estate revenue:
Base rent	$57,435	$66,993
Expense reimbursements	28,097	31,134
Percentage rent	304	451
Lease termination revenue	481	235
Other real estate revenue	2,107	2,643
Total real estate revenue	88,424	101,456
Other income	840	516
Total revenue	89,264	101,972
EXPENSES:
Operating expenses
Property operating expenses:
CAM and real estate taxes	(29,952)	(34,189)
Utilities	(3,823)	(4,326)
Other property operating expenses	(3,205)	(4,596)
Total property operating expenses	(36,980)	(43,111)
Depreciation and amortization	(31,758)	(33,735)
General and administrative expenses	(9,041)	(8,586)
Provision for employee separation expense	—	(535)
Project costs and other expenses	(312)	(51)
Total operating expenses	(78,091)	(86,018)
Interest expense, net	(15,338)	(19,346)
Impairment of assets	—	(606)
Total expenses	(93,429)	(105,970)
Loss before equity in income of partnerships, gains on sales of interests in real estate and gain on sale of non operating real estate	(4,165)	(3,998)
Equity in income of partnerships	3,736	3,883
(Loss) gains on sales of interest in real estate, net	(57)	2,035
Gain on sale of interests in non operating real estate	—	9
Net (loss) income	(486)	1,929
Less: net (income available) loss attributed to noncontrolling interest	52	(208)
Net (loss attributable) income available to PREIT	(434)	1,721
Less: preferred share dividends	(6,205)	(3,962)
Net (loss attributable) income available to PREIT common shareholders	$(6,639)	$(2,241)
Basic and diluted loss per share - PREIT (1)	$(0.10)	$(0.03)
Weighted average number of shares outstanding for diluted EPS	69,218	68,973
 (1)For the quarters ended March 31, 2017 and 2016 there are net losses, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

PREIT / 9             Pennsylvania Real Estate Investment Trust
Selected Financial Data

OTHER COMPREHENSIVE INCOME (LOSS) (Unaudited)	Quarter Ended
	March 31, 2017	March 31, 2016
(In thousands)
Comprehensive (loss) income:
Net (loss) income	$(486)	$1,929
Unrealized gain (loss) on derivatives	1,710	(5,572)
Amortization of losses of settled swaps, net of gains	125	126
Total comprehensive income (loss)	1,349	(3,517)
Less: Comprehensive (income) loss attributable to noncontrolling interest	(145)	379
Comprehensive income (loss attributable) to PREIT	$1,204	$(3,138)

PREIT / 10             Pennsylvania Real Estate Investment Trust
Selected Financial Data

The following table presents a reconciliation of net income (loss) determined in accordance with GAAP to FFO attributable to common shareholders and OP Unit holders, FFO attributable to common shareholders and OP Unit holders per diluted share and OP Unit, FFO, as adjusted, attributable to common shareholders and OP Unit holders and FFO, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit, for the quarters ended March 31, 2017 and 2016:

	Quarter Ended March 31,
(in thousands, except per share amounts)	2017	2016
Net (loss) income	$(486)	$1,929
Depreciation and amortization on real estate
Consolidated properties	31,433	33,366
PREIT’s share of equity method investments	2,566	2,434
(Loss) gains on sales of interests in real estate, net	57	(2,035)
Impairment of assets	—	606
Dividends on preferred shares	(6,205)	(3,962)
Funds from operations attributable to common shareholders and OP Unit holders	$27,365	$32,338
Provision for employee separation expense	—	535
Loss on hedge ineffectiveness	—	142
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$27,365	$33,015
Less: Funds from operations from assets sold in 2017 and 2016	(4)	(5,339)
Funds from operations, as adjusted for assets sold	$27,361	$27,676

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.35	$0.42
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.35	$0.43
Funds from operations, as adjusted for assets sold per diluted share and OP Unit	$0.35	$0.36

Weighted average number of shares outstanding	69,218	68,973
Weighted average effect of full conversion of OP Units	8,313	8,338
Effect of common share equivalents	109	298
Total weighted average shares outstanding, including OP Units	77,640	77,609

PREIT / 11             Pennsylvania Real Estate Investment Trust
Selected Financial Data

NOI for the quarters ended March 31, 2017 and 2016:

	Same Store		Non-Same Store		Total
(In thousands)	2017	2016	2017	2016	2017	2016
NOI from Consolidated properties	$51,532	$51,756	$(88)	$6,589	$51,444	$58,345
NOI from equity method investments at ownership share	7,562	7,355	1,289	1,543	8,851	8,898
Total NOI	$59,094	$59,111	$1,201	$8,132	$60,295	$67,243
Less: lease termination revenue	520	181	35	56	555	237
Total NOI - excluding lease termination revenue	$58,574	$58,930	$1,166	$8,076	$59,740	$67,006

The table below reconciles net (loss) income to NOI of our consolidated properties for the quarters ended March 31, 2017 and 2016.

	Quarter Ended March 31,
(in thousands)	2017	2016
Net (loss) income	$(486)	$1,929
Other income	(840)	(516)
Depreciation and amortization	31,758	33,735
General and administrative expenses	9,041	8,586
Employee separation expenses	—	535
Project costs and other expenses	312	51
Interest expense	15,338	19,346
Impairment of assets	—	606
Equity in income of partnerships	(3,736)	(3,883)
Loss (gains) on sales of interests in real estate, net	57	(2,035)
Gains on sales of non operating real estate	—	(9)
NOI - consolidated properties	51,444	58,345
Less: Non Same Store NOI	(88)	6,589
Same Store NOI	51,532	51,756
Less: lease termination revenue	446	179
Same Store NOI less lease termination revenue	$51,086	$51,577

The table below reconciles equity in income of partnerships to NOI of equity method investments at ownership share for the quarters ended March 31, 2017 and 2016:

PREIT / 12             Pennsylvania Real Estate Investment Trust
Selected Financial Data

	Quarter Ended March 31,
(in thousands)	2017	2016
Equity in income of partnerships	$3,736	$3,883
Depreciation and amortization	2,566	2,434
Interest and other expenses	2,549	2,581
Net operating income from equity method investments at ownership share	8,851	8,898
Less: Non Same Store NOI	1,289	1,543
Same Store NOI	7,562	7,355
Less: lease termination revenue	74	2
Same Store NOI from equity method investments less lease termination revenue at ownership share	$7,488	$7,353

PREIT / 13             Pennsylvania Real Estate Investment Trust
Selected Financial Data

CONSOLIDATED BALANCE SHEETS	March 31, 2017	December 31, 2016
	(Unaudited)
(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,205,211	$3,196,529
Construction in progress	108,553	97,575
Land held for development	5,910	5,910
Total investments in real estate	3,319,674	3,300,014
Accumulated depreciation	(1,090,174)	(1,060,845)
Net investments in real estate	2,229,500	2,239,169
INVESTMENTS IN PARTNERSHIPS, at equity:	186,789	168,608
OTHER ASSETS:
Cash and cash equivalents	18,704	9,803
Tenant and other receivables (net of allowance for doubtful accounts of $6,552 and $6,236 at March 31, 2017 and December 31, 2016, respectively)	31,047	39,026
Intangible assets (net of accumulated amortization of $11,638 and $11,064 at March 31, 2017 and December 31, 2016, respectively)	19,172	19,746
Deferred costs and other assets, net	101,839	93,800
Assets held for sale	3,444	46,680
Total assets	$2,590,495	$2,616,832
LIABILITIES:
Mortgage loans payable, net	$1,069,539	$1,222,859
Term Loans, net	397,231	397,043
Revolving Facility	135,000	147,000
Tenants' deposits and deferred rent	15,146	13,262
Distributions in excess of partnership investments	61,898	61,833
Fair value of derivative liabilities	834	1,520
Liabilities related to assets held for sale	—	2,658
Accrued expenses and other liabilities	62,206	68,251
Total liabilities	1,741,854	1,914,426
EQUITY:	848,641	702,406
Total liabilities and equity	$2,590,495	$2,616,832

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